UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2018

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LKQ CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2018, LKQ Corporation ("LKQ" or the "Company"), LKQ Delaware LLP, and certain other subsidiaries of LKQ (collectively, the "Borrowers") entered into Amendment No. 3 to the Fourth Amended and Restated Credit Agreement with the several lenders from time to time party thereto; Wells Fargo Bank, National Association, as administrative agent; Bank of America, N.A. and MUFG Bank, Ltd. ("MUFG") (formerly known as The Bank of Tokyo-Mitsubishi UFJ, LTD.) as syndication agents; Citizens Bank, N.A., SunTrust Bank, BBVA Compass, PNC Bank, National Association; HSBC Bank USA, National Association; Capital One, National Association; and TD Bank, N.A., as documentation agents; and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and MUFG, as joint bookrunners and joint lead arrangers. Amendment No. 3 to the Fourth Amended and Restated Credit Agreement amends the Fourth Amended and Restated Credit Agreement dated January 29, 2016 by modifying certain terms to (1) increase the total availability under the revolving credit facility's multicurrency component from $2.75 billion to $3.15 billion and decrease the term loan to $350 million; (2) reduce the margin on borrowings by 25 basis points at the September 30, 2018 leverage ratio, and reduce the number of leverage pricing tiers; (3) extend the maturity date by one year to January 29, 2024; (4) reduce the unused facility fee depending on leverage category; (5) increase the capacity for incurring additional indebtedness under our receivables securitization facility; (6) increase the maximum borrowing limit of swingline loans and add the ability to borrow in British Pounds and Euros; and (7) make other immaterial or clarifying modifications and amendments to the terms of the Fourth Amended and Restated Credit Agreement. Borrowings will continue to bear interest at variable rates.

Amounts under the revolving credit facility are due and payable upon maturity of the Fourth Amended and Restated Credit Agreement on January 29, 2024. Term loan borrowings, which total $350 million as of the amendment date, are due and payable in quarterly installments equal to approximately $2.2 million on the last day of each of the first four fiscal quarters ending on or after March 31, 2019 and approximately $4.4 million on the last day of each fiscal quarter ending thereafter, with the remaining balance due and payable on the maturity date of the Fourth Amended and Restated Credit Agreement. The increase in the revolving credit facility's multicurrency component of $400 million was used in part to pay down $240 million of the term loan (to the new $350 million amount); the remainder will be used for general corporate purposes.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment No. 3 to the Fourth Amended and Restated Credit Agreement, which will be filed as an exhibit to our 2018 Annual Report on Form 10-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 8.01	Other Events.

On November 26, 2018, LKQ issued a press release announcing the execution of Amendment No. 3 to the Fourth Amended and Restated Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	LKQ Corporation Press Release dated November 26, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 27, 2018

LKQ CORPORATION

By:	/s/ Varun Laroyia
Varun Laroyia
Executive Vice President and Chief Financial Officer